FINAL

Asset Purchase Agreement*

Dated as of October 22, 2001

among

ORICA USA INC.

as Buyer

and

EL DORADO CHEMICAL COMPANY
and
NORTHWEST FINANCIAL CORPORATION

as Seller

*INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

TABLE OF CONTENTS

Page

ARTICLE 1 Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
1.1 1.2 1.3	Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Additional Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1 5 6
ARTICLE 2 Purchase And Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
2.1. 2.2. 2.3. 2.4. 2.5. 2.6. 2.7.	Covenant of Purchase and Sale; Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Assumed Obligations and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .
Purchase Price; Inventory Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  . .
Current Items Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Current Items Amounts Calculated. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6 7 7 7 9 10 10
ARTICLE 3 Seller's Representations And Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
3.1. 3.2. 3.3. 3.4. 3.5. 3.6. 3.7. 3.8. 3.9. 3.10. 3.11. 3.12. 3.13. 3.14. 3.15. 3.16. 3.17. 3.18. 3.19. 3.20. 3.21. 3.22.	Organization of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
No Conflict; Required Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Title and Condition of Personal Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Licenses and Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Employment Matters; Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Environmental Laws and Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .
Non-Infringement; Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Spare Parts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Bonds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
No Rights of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Finders and Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Accuracy of Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
No Misrepresentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Taxpayer Identification Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11 11 11 11 12 12 12 13 14 14 14 15 16 16 16 16 16 16 16 16 16 17

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ARTICLE 4 Buyer's Representations And Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		17
4.1. 4.2. 4.3. 4.4.	Organization and Qualification of Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
No Conflict; Required Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	Taxpayer Identification Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17 17 17 17
ARTICLE 5 Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		17
5.1. 5.2. 5.3. 5.4. 5.5. 5.6. 5.7. 5.8. 5.9. 5.10. 5.11. 5.12. 5.13. 5.14. 5.15. 5.16. 5.17. 5.18. 5.19. 5.20.	Certain Affirmative Covenants of Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain Negative Covenants of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Bulk Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Employment Matters. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Employees of the Business; Severance Costs . . . . . . . . . . . . . . . . . . . . . . .
Cooperation in the Obtaining of Consents. . . . . . . . . . . . . . . . . . . . . . . . . .
Transitional Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Title Insurance; Title Defects; Bonne Terre Title Matters . . . . . . . . . . . . . . .
Capital Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Use of Names and Logos . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Supplements to Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Notification of Certain Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .
Commercially Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Environmental Assessments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
.Post-Closing Access to Personnel Records. . . . . . . . . . . . . . . . . . . . . . . .
	Confidentiality and Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17 18 18 18 18 19 19 19 19 20 21 21 21 21 22 22 22 22 23 23
ARTICLE 6 Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		23
6.1. 6.2.	Conditions to Buyer's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Conditions to Seller's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23 25
ARTICLE 7 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		26
7.1. 7.2. 7.3.	Closing; Time and Place; Boonville Closing. . . . . . . . . . . . . . . . . . . . . . . . . .
Seller's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	Buyer's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26 26 27
ARTICLE 8 Termination And Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		28
8.1. 8.2.	Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28 28

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ARTICLE 9 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29
9.1. 9.2. 9.3. 9.4. 9.5.	Indemnification by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Claims for Indemnity; Third Party Claims. . . . . . . . . . . . . . . . . . . . . . . . . .
Survival of Representations and Warranties; Limitations . . . . . . . . . . . . . .
Sole Remedy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29 30 30 31 31
ARTICLE 10 Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32
10.1. 10.2. 10.3. 10.4. 10.5. 10.6. 10.7. 10.8. 10.9. 10.10. 10.11. 10.12. 10.13. 10.14. 10.15. 10.16. 10.17.	Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Risk of Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Assignment; Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
No Benefit to Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Entire Agreement; Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Schedules and Exhibits; Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commercially Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32 32 32 33 33 33 34 34 34 34 34 35 35 35 35 35 35

iii

List Of Exhibits And Schedules

Exhibits
Exhibit A Exhibit B Exhibit C	Form of Non-Competition Covenant Form of AN Supply Agreement Form of Bill of Sale and Assignment

Schedules

Schedule 1.1
Schedule 2.2
Schedule 3.3
Schedule 3.4
Schedule 3.5
Schedule 3.6
Schedule 3.7
Schedule 3.8
Schedule 3.10
Schedule 3.11
Schedule 3.12
Schedule 3.13
Schedule 3.14
Schedule 3.17
Schedule 4.3
Schedule 5.9
Schedule 5.13
Trademarks
Excluded Assets
Conflicts; Seller's Consents
Personal Property
Licenses and Contracts
Litigation
Employees
Taxes
Material Adverse Changes
Legal Requirements
Environmental
Real Property
Intellectual Property
Bonds
Buyer's Consents
***
Capital Leases

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

iv

Asset Purchase Agreement

     This Asset Purchase Agreement ("Agreement") is entered into as of the 22nd day of October, 2001, by ORICA USA INC., a Delaware corporation ("Buyer"), whose U.S. Taxpayer Identification Number is 75-2661387, and EL DORADO CHEMICAL COMPANY, an Oklahoma corporation ("EDC"), whose U.S. Taxpayer Identification Number is 73-1183488, and NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation ("NWF", and collectively with EDC, "Seller"), whose U.S. Taxpayer Identification Number is 73-1131584.

RECITAL

     Seller owns or leases and operates certain explosives manufacturing, storage and distribution facilities located in or near Boonville, Indiana (the "Boonville Facility"), Riverport/Owensboro, Kentucky, Combs (Caldwell), Kentucky, Brownsfork, Kentucky, Bonne Terre, Missouri, and Williamson, West Virginia (collectively with the Boonville Facility, the "Facilities"). Buyer desires to purchase and Seller desires to sell substantially all of the assets of Seller used or held for use in connection with the operation of the Facilities, and certain assets used or held for use by Seller in connection with the operation of its Dunlap, Tennessee facility (the "Dunlap Facility"), for cash.

AGREEMENTS

     In consideration of the mutual covenants and promises set forth herein, Buyer and Seller agree as follow:

ARTICLE 1
CERTAIN DEFINITONS

     1.1  Defined Terms.  As used in this Agreement, the following terms, whether in singular or plural form, shall have the following meanings:

          "Adjustment Time" means 11:59 p.m., Mountain Time, on October 31, 2001.

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purposes meaning (i) the ownership of 50% or more of the equity interests in a Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          "Assumed Contracts" means (i) all Contracts listed on Schedule 3.5 and not also listed on Schedule 2.2; (ii) any Contracts entered into by Seller between the date hereof and the Closing Date which Buyer agrees in writing to assume; and (iii) all Contracts (except employee-related contracts and the Contracts referred to or listed in Section 2.2) which meet the criteria in Section 3.5.1.(i), (ii) or (iii) for exclusion from Schedule 3.5.

          "BATF" means the Bureau of Alcohol, Tobacco and Firearms.

          "Business" means the wholesale and retail explosives manufacturing, storage and distribution and all other income-generating businesses that are conducted by Seller through the Facilities or the Dunlap Facility.

          "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in Denver, Colorado, Oklahoma City, Oklahoma, or New York, New York are required or authorized to be closed.

           "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Article 7.

          "Closing Date" means the date of Closing as determined in accordance with the provisions of Article 7.

          "Code" means the Internal Revenue Code of 1986.

          "Consents" means all of the consents, permits or approvals of third parties necessary to transfer the Assets to Buyer (or, at Buyer's request, to an Affiliate of Buyer or the Designee (as defined in Section 10.6 hereof)) or otherwise to consummate lawfully the transactions contemplated hereby, including any consents required to transfer to Buyer (or at Buyer's request, to an Affiliate of Buyer or the Designee) those Assumed Contracts to which entities other than the Seller are parties.

          "Contracts" means all leases, private easements, private rights-of-way, purchase orders, supply agreements, service agreements and other agreements, written or oral (including any amendments and other modifications thereto) relating to the Business or to the operations of the Facilities or the Dunlap Facility, and (i) which are in effect on the date hereof and which by their terms are to be in effect as of the Closing Date, or (ii) which are entered into by Seller in the ordinary course of the Business and as permitted by this Agreement between the date of this Agreement and the Closing Date and which by their terms are to be in effect as of the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same.

          "Hazardous Substances" means (i) any "hazardous waste" as defined by the Resources Conservation and Recovery Act of 1976 ("RCRA") (42 U.S.C. Section 6901 et seq.); (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"); (iii) any substance regulated by the Toxic Substances Control Act ("TSCA") (42 U.S.C. Section 2601 et seq.); (iv) asbestos; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage, transmission or disposal of which on or from the Real Property is prohibited by any Legal Requirements; and (viii) any other substance which by any Legal Requirements require special handling, reporting or notification to any Governmental Authority in its collection, storage, use, treatment, transmission or disposal.

          "Intellectual Property" means all (i) Trademarks and other trademarks, trade dress, trade names, service marks, logos and other similar proprietary rights, (ii) domain names, (iii) copyrights, and (iv) patents and patentable know-how, inventions and processes, in each case used in connection with the Business.

           "Inventory" means all useable inventory, including ammonium nitrate, diesel fuel oil, packaged and bulk explosives, boosters and detonators, which are owned by Seller and used or useful as of the date hereof in the conduct of the Business or operations of the Facilities or the Dunlap Facility, other than Excluded Assets and specifically excluding unusable or obsolete inventory, plus such additions thereto and deletions therefrom arising in the ordinary course of the Business and as permitted by this Agreement between the date of this Agreement and the Closing Date.

          "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

          "Knowledge" or "knowledge" of any Person of or with respect to any matter means that such Person (if a natural person) or any of the officers, directors, partners or managers of such Person (if not a natural person), including the Facility manager, has actual awareness or knowledge of such matter.

          "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including Judgments.

          "Licenses" means all licenses, authorizations and permits relating to the Facilities, the Dunlap Facility or the Business granted to Seller by any Governmental Authority, including BATF.

           "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest of any kind which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.

          "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

           "Losses" means any claims, losses, liabilities, damages, Liens, penalties, costs, and expenses, including interest imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

           "Permitted Lien" means any (i) Lien securing Taxes, assessments and governmental charges not yet due and payable or being contested in good faith (and for which adequate accruals or reserves have been established), (ii) customary zoning law or ordinance or any similar Legal Requirement, (iii) customary right reserved to any Governmental Authority to regulate the affected property, (iv) as to all Owned Real Property, any Lien (other than Liens securing indebtedness or arising out of the obligation to pay money) which does not and shall not individually or in the aggregate with one or more other Liens interfere with the right or ability to own, use, enjoy or operate the Owned Real Property as it is currently being used or operated, or to convey good, marketable and indefeasible fee simple title to the same (with respect to Owned Property) or materially detract from its value, and (v) any inchoate materialmen's, mechanic's, workmen's, repairmen's or other like Liens arising in the ordinary course of business; provided that "Permitted Lien" shall not include any Lien securing a debt or claim which could prevent or interfere with the conduct of the Business at the affected Facility as it is currently being conducted.

           "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

           "Personal Property" means all of the equipment, machinery, plants, vehicles, spare parts, supplies and other tangible personal property, including Opening Inventory, which are owned or leased by Seller and used or held for use as of the date hereof in the conduct of the Business or operations of the Facilities or the Dunlap Facility, other than the Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of the Business and as permitted by this Agreement between the date of this Agreement and the Closing Date.

          "Real Property" means the realty, including appurtenances, improvements and fixtures located on such realty, and all private easements, private rights to access, private rights-of-way, and other real property interests that are owned or leased by Seller and used or held for use, as of the date of this Agreement, in the conduct of the Business or operations of the Facilities, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

          "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

          "Title Commitment" means the commitment to issue to Buyer a title insurance policy insuring title to any of the Real Property.

           "Title Defect" means any Lien (other than a Permitted Lien) which prevents access to or which could prevent or impede the use or operation of the Real Property for the purposes for which it is currently used or operated by Seller.

           "Trademarks" means the trademarks identified on Schedule 1.1 hereto.

          "Transaction Documents" means all instruments and documents executed and delivered by Buyer, Seller, or any officer, director or Affiliate of any of them, in connection with this Agreement or the transactions contemplated hereby.

          1.2  Additional Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:
Term	Section
Adjustment Certificate
AN Supply Agreement
Assets
Assumed Obligations and Liabilities
Assumption Agreement
Bonne Terre Parcel
Boonville Facility
Buyer
Confidential Information
Current Items Amount
Deductible
Designated Assets
Designee
Dunlap Facility
Environmental Assessment
Excluded Assets
Facilities
Indemnitee
Indemnitor
Letter Agreement
Non-Competition Covenant
Opening Inventory
Opening Inventory Values
Outside Closing Date
Owned Real Property
Post-Closing Payment Date
Purchase Price
Retained Boonville Real Property
Retained Employees
Qualified Auditor
Seller Preamble
Tax Withholding Amounts
2.6 6.1.11 2.1 2.3 7.3.3 6.1.12 Recital Preamble 5.20 2.5 9.4 10.6 10.6 Recital 5.18 2.2 Recital 9.3.1 9.3.1 2.4.2 6.1.6 2.4.3 2.4.3 7.1.1 3.13 2.6 2.4 7.1.2 5.9.1 2.6 Preamble 2.4.1

Transitional Services Agreement U.S. GAAP	5.11 2.5.3

           1.3  Rules of Construction.  Unless otherwise expressly provided in this Agreement: (i) accounting terms used in this Agreement shall have the meaning ascribed to them under U.S. GAAP; (ii) words used in this Agreement, regardless of the gender used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, as the context requires; (iii) the word "including" is not limiting, and the word "or" is not exclusive; (iv) the capitalized term "Section" refers to sections of this Agreement; (v) references to a particular Section include all subsections thereof; (vi) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect; (vii) references to a Person include such Person's successors and assigns to the extent not prohibited by this Agreement; and (viii) references to a "day" or number of "days" (without the explicit qualification "Business") shall be interpreted as a reference to a calendar day or number of calendar days.

ARTICLE 2
PURCHASE AND SALE

           2.1.  Covenant of Purchase and Sale; Assets.  Subject to the terms and conditions set forth in this Agreement, at Closing, Seller shall transfer to Buyer, and Buyer shall acquire from Seller, free and clear of all Liens (except Permitted Liens and Liens for ad valorem Taxes not yet due and payable), all of the following described assets and properties, tangible and intangible, used or held for use by Seller in its operation of, or otherwise relating to, the Facilities, the Dunlap Facility or the Business (the "Assets"):

                    2.1.1  the Personal Property;

                    2.1.2  the Real Property;

                    2.1.3  the Assumed Contracts;

                    2.1.4  the Licenses;

                    2.1.5  the Trademarks;

                    2.1.6  all of Seller's technical information and data, customer lists, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the Facilities or the Dunlap Facility, including filings with the BATF, other than as any of the foregoing relate to the Excluded Assets;

                    2.1.7  all books and records relating to the Business or operations of the Facilities or the Dunlap Facility, including executed copies of the Assumed Contracts, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed three years from the Closing Date;

                  2.1.8  the goodwill and going concern value generated by Seller with respect to the Facilities, the Dunlap Facility and the Business, if any; and

                  2.1.9  all intangible assets of Seller relating to the Facilities, the Dunlap Facility or the Business not specifically described above.

           2.2  Excluded Assets.  Notwithstanding the provisions of Section 2.1, the Assets shall not include the following, which shall be retained by Seller (the "Excluded Assets"): (i) accounts receivable; (ii) insurance policies and rights and claims thereunder; (iii) bonds, letters of credit, surety instruments, and other similar items; (iv) cash and cash equivalents, including deposits of customers of the Business (subject to Section 2.5.1); (v) Seller's patents, patent rights, trademarks, trade names, service marks, service names, logos, and similar proprietary rights (exclusive of the Trademarks and subject to Section 5.14); (vi) all claims, rights and interests in and to any refunds for Taxes or fees for periods prior to the Closing Date; (vii) the rights, assets, and properties described on Schedule 2.2, as agreed upon by the parties; (viii) employee benefit plans of any nature and their assets; (ix) subject to Section 2.4.3, the Inventory; (x) the Retained Boonville Real Property, if any; and (x) any real property or interests in real property located in or around Dunlap, Tennessee, and any Licenses relating in any manner to, or required in connection with the ownership or operation of, such real property or interests in real property.

          2.3  Assumed Obligations and Liabilities.  At and after the Closing, Buyer shall assume, pay, discharge, and perform the following (the "Assumed Obligations and Liabilities"): (i) those obligations and liabilities accruing and relating to periods of time after the Adjustment Time under the Assumed Contracts; (ii) those obligations and liabilities of Seller that Buyer elects in writing to assume at Closing; and (iii) all other obligations and liabilities accruing and relating to periods after the Adjustment Time and arising out of Buyer's ownership of the Assets or operation of the Business after the Adjustment Time, except to the extent such obligations or liabilities relate to any Excluded Asset. All obligations and liabilities arising out of or relating to the Assets or the Business other than the Assumed Obligations and Liabilities shall remain and be the obligations and liabilities solely of Seller.

          2.4  Purchase Price; Inventory Price.

                 2.4.1  Purchase Price.  Subject to Sections  2.4.1, 2.4.2, and 2.5 below, Buyer shall pay to Seller $3,500,000 as consideration for the Assets (the "Purchase Price"). The Purchase Price, as adjusted, shall be paid to Seller on the Closing Date by wire transfer of immediately available funds to the account designated by Seller in writing prior to the Closing Date; provided that Buyer shall have the right to withhold from the Purchase Price payable on the Closing Date, or from any amounts otherwise payable by Buyer under the Transitional Services Agreement as of the Post-Closing Payment Date (as defined in Section 2.6), an amount, as determined by Buyer acting in good faith (the "Tax Withholding Amounts"), equal to Seller's outstanding state and local Tax liability for periods ending on or before the Adjustment Time, or attributable to the transactions contemplated hereby. Unless otherwise agreed by the parties, Buyer shall remit any such Tax Withholding Amounts to the appropriate state or local taxing Governmental Authorities on or before the applicable due date; provided that Buyer shall return to Seller any excess Tax Withholding Amounts; and provided further that the Tax Withholding Amounts shall not be the limit of Seller's liability for amounts owed to state and local taxing Governmental Authorities in respect of the Assets for periods ending on or before the Adjustment Time or attributable to the transactions contemplated hereby.

                  2.4.2  Purchase Price Adjustment.  In addition to any Tax Withholding Amounts, Buyer shall be entitled to a credit against the Purchase Price in the amount of $2,000,000, representing prepayments made by Buyer and its Designee for ammonium nitrate prills and solution to be sold to Buyer and the Designee as referenced in that certain Prepayment for Ammonium Nitrate letter agreement dated March 8, 2001 among Seller, Buyer, and the Designee (the "Letter Agreement"). From and after Closing, all rights and obligations of Seller, Buyer and Designee under the Letter Agreement shall be deemed to be terminated and of no further force and effect.

                  2.4.3  Inventory Price.  Buyer and Seller shall jointly examine the Inventory located at each Facility promptly after the Closing and shall agree on which items of such Inventory shall be acquired by Buyer on a consignment basis (such agreed Inventory, the "Opening Inventory"). Buyer and Seller shall use their best, good faith efforts to agree upon the value of the items comprising the Opening Inventory (the "Opening Inventory Values") within three Business Days following the Closing. Buyer shall acquire the Opening Inventory, and as consideration therefore Buyer shall pay Seller an aggregate amount equal to the Opening Inventory Values, in each case subject to the conditions and at the times set forth in this Section 2.4.3. Buyer shall pay to Seller within ten Business Days after the end of each of the first five months following the Closing Date for Opening Inventory consumed or sold by Buyer during the preceding month an amount based on the Opening Inventory Values of such Opening Inventory. Buyer shall consume or sell such Opening Inventory on a priority basis in respect of sales to the customers of the Business in order to enable Seller to receive payment for the Opening Inventory at the earliest reasonably possible date, provided that all such Opening Inventory in Seller's possession at Closing shall be paid for by Buyer not later than 180 days from the Closing Date. Buyer may request Seller to purchase additional quantities of products from Seller's current suppliers in order to facilitate the sale of Inventory, and Seller shall comply with such requests, provided that Buyer shall remit payment to Seller for such additional products in accordance with the terms offered by Seller's supplier. For greater certainty, all Inventory not included in the Opening Inventory shall not be purchased by Buyer and shall be removed from the Facilities by Seller within 30 days from the Closing Date and disposal thereof shall be Seller's responsibility.

          2.5  Current Items Amount. Buyer or Seller, as appropriate, shall pay to the other the net amount of the adjustments and prorations effected pursuant to this Section 2.5 (the "Current Items Amount").

                  2.5.1  Advance Payments and Deposits.  Buyer shall be entitled to an amount equal to the aggregate of (i) all deposits made by customers of the Business prior to the Adjustment Time for services to be rendered or supplied by the Business after the Adjustment Time, and (ii) all other payments made to Seller for (a) services to be rendered by Buyer to customers of the Business after the Adjustment Time and (b) other services to be rendered by Buyer to other Persons after the Adjustment Time, to the extent that the obligations of Seller relating thereto are assumed by Buyer at Closing.

                  2.5.2  Utility Deposits.  Seller shall be entitled to an amount equal to the aggregate of all deposits and other cash security made by Seller before the Adjustment Time in respect of utility and other similar services relating to the Facilities or the Business after the Adjustment Time.

                  2.5.3  Revenues and Expenses.  As of the Adjustment Time, all revenues attributable to the Business and the following expenses shall be prorated, in accordance with generally accepted accounting principles consistently applied in the United States ("U.S. GAAP"), so that all revenues realized from or accruing to the Business and all expenses attributable to the Business for periods prior to the Adjustment Time shall be for the account of Seller, and all such revenues and expenses for periods after the Adjustment Time shall be for the account of Buyer:

                            (i)  all payments and charges under the Assumed Contracts;

                            (ii)  general property Taxes, special assessments, and ad valorem Taxes levied or assessed against any of the Assets;

                            (iii)  sales and use Taxes, if any, payable with respect to conduct of the Business;

                            (iv)  charges for utilities and other goods or services furnished to the
                    Facilities; and

                             (v)  all other items of expense relating to the Business;

provided, however, that Seller and Buyer shall not prorate any items of expense payable under any Excluded Assets, all of which shall remain and be solely for the account of Seller.

          2.6  Current Items Amounts Calculated.  The Current Items Amount shall be calculated by Seller, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Adjustment Certificate") executed by an officer of Seller and delivered to Buyer, together with such documentation as is reasonably necessary or required by Buyer to support the amount of the Current Items Amount, not later than the 30th day following the Closing Date. The Adjustment Certificate, unless objected to by Buyer, shall constitute the basis on which the Current Items Amount is calculated. On or before the fifth day following delivery of the Adjustment Certificate (the "Post-Closing Payment Date"), the party against whose favor the Current Items Amount is so determined shall pay to the other the Current Items Amount by way of adjustment to the Purchase Price provided that if Seller is the party obligated to make such a payment on the Post-Closing Payment Date, Buyer shall have the right but not the obligation to set-off such payment against amounts owed by Buyer to Seller for Transitional Services under the Transitional Services Agreement in satisfaction of all or a portion of the Current Items Amount, if any, owed by Seller to Buyer. If Buyer and Seller are unable to agree on the Current Items Amount by the Post-Closing Payment Date, (i) the undisputed portion of the Current Items Amount shall be paid on the Post-Closing Payment Date, and (ii) the disputed portion of the Current Items Amount shall be determined by a partner in a major accounting firm with substantial audit experience but which is not an auditor of either Buyer or Seller (the "Qualified Auditor") and the determination of that Qualified Auditor shall be final and binding upon the parties. If Buyer and Seller cannot agree with respect to selection of the Qualified Auditor, Buyer and Seller shall each select an auditor and those two auditors shall select the Qualified Auditor whose determination shall be final and binding upon the parties. Buyer shall bear 50% and Seller shall bear 50% of the expenses arising in connection with the determination of the Qualified Auditor. Not later than 15 days after Seller and Buyer shall have finally agreed upon the actual Current Items Amount, or the actual Current Items Amount is determined by the Qualified Auditor, Seller or Buyer, as appropriate, shall pay to the other an amount equal to the amount by which the Current Items Amount as finally determined differs from the Current Items Amount paid on the Post-Closing Payment Date.

          2.7  Allocation of Purchase Price.  The Purchase Price shall be allocated among the Assets as set forth in a schedule to be prepared not later than 45 days after the Closing Date; provided that EDC, NWF and Buyer will undertake good faith efforts to agree upon such schedule prior to Closing or as soon thereafter as is reasonably practicable; and provided, further, that the entire Purchase Price shall be allocated to "Class IV assets", "Class V assets" and "Class VI assets" as such terms are used in the applicable regulations under the Code. Each of EDC, NWF and Buyer agree to be bound by the allocation and to refrain from taking any position inconsistent with such allocation, and will file all returns and reports with respect to transactions contemplated by this Agreement, including all federal, state and local Tax returns and Forms 8594 as required by Section 1060 of the Code, on the basis of such allocation.

ARTICLE 3
SELLER'S REPRESENTATIONS AND WARRANTIES

           Seller represents and warrants to Buyer, as of the date of this Agreement and as of Closing, as follows:

           3.1  Organization of Seller.  Each of EDC and NWF is duly organized, validly existing, and in good standing under the laws of the State of Oklahoma, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.

           3.2  Authority.  Each of EDC and NWF has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by each of EDC and NWF have been duly and validly authorized by all necessary action on the part of EDC and NWF (including approval by the board of directors and shareholders of each of EDC and NWF), and this Agreement has been duly and validly executed and delivered by each of EDC and NWF, and is the valid and binding obligation of each of EDC and NWF, enforceable against each of EDC and NWF in accordance with its terms.

           3.3  No Conflict; Required Consents.  The execution, delivery, and performance by EDC and NWF of this Agreement do not and will not (i) conflict with or violate any provision of the articles of incorporation or bylaws of either EDC or NWF; (ii) violate any provision of any Legal Requirements; (iii) except for Consents set forth on Schedule 3.3, in any material respect conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, any Contracts or Licenses to which either EDC or NWF is a party or by which either EDC or NWF or the Assets are bound or affected; (iv) result in the creation or imposition of any Lien against or upon any of the Assets other than a Permitted Lien; or (v) except as set forth on Schedule 3.3, require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

            3.4  Title and Condition of Personal Property.  Schedule 3.4 contains a description of all material items of Personal Property, including Inventory but excluding the Excluded Assets, as of the date specified in such Schedule (which date shall be no earlier than September 30, 2001). Except as described on Schedule 3.4, Seller has good, marketable and indefeasible title to (or, in the case of Personal Property that is leased, valid leasehold interests in) all of the Personal Property, free and clear of all Liens, except Permitted Liens. Except as described on Schedule 3.4, all of the Personal Property conforms with all Legal Requirements but is otherwise sold on an "as is, where is" basis. To Seller's knowledge, the Personal Property comprises all of the tangible personal property necessary to conduct the Business and operations of the Facilities as now conducted and in compliance in all material respects with all Legal Requirements, Licenses and Contracts.

            3.5.  Licenses and Contracts.

                   3.5.1.  Licenses and Contracts.  Schedule 3.5 contains a description of all of the Licenses and Contracts as of the date of this Agreement, except for: (i) Contracts entered into in the ordinary course of Business which may be canceled by Seller without penalty on not more than 30 days' notice; (ii) Contracts not involving any material monetary or non-monetary obligation; (iii) miscellaneous service contracts terminable at will without penalty; and (iv) Contracts constituting Excluded Assets. Seller has delivered to Buyer true and complete copies of each of the Licenses and written Contracts, including in each case any amendments thereto, together with written summaries of any oral Contracts, other than Contracts described in clauses (i) through (iv) above and other than bank financing documents. Except as described on Schedule 3.5: (a) each of the Licenses and Contracts is valid, in full force and effect, and enforceable in all material respects in accordance with its terms against the parties thereto, and Seller has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its material obligations thereunder; (b) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than Seller, or any combination thereof) by Seller nor, to the knowledge of Seller, has there occurred any default (without regard to lapse of time, the giving of notice, the election of Seller, or any combination thereof) by any Person other than Seller under any of the Licenses and Contracts; and (c) neither Seller nor, to the knowledge of Seller, any other Person is in arrears in the performance or satisfaction of its obligations under any of the Licenses and Contracts, and no waiver or indulgence has been granted by any of the parties thereto.

                   3.5.2.  Except as listed on Schedule 3.5, none of the Licenses or Contracts is held in any name other than EDC's or NWF's name.

           3.6.  Litigation.  Except as described on Schedule 3.6, (i) there is no outstanding Judgment against Seller requiring Seller to take any action of any kind with respect to the Assets or the operation of the Business, or to which the Assets or the Business are subject or by which they are bound or affected; and (ii) there is no Litigation pending or, to Seller's knowledge, threatened, against Seller which individually or in the aggregate might result in any materially adverse change in the financial condition or operation of the Business or adversely and materially affect the Assets or the ability of Seller to perform its obligations under this Agreement.

           3.7.  Employment Matters; Employee Benefits.

                   3.7.1.  Schedule 3.7 contains a complete list of the names, positions and rates of compensation of all Persons employed by Seller as of the date of this Agreement who are primarily employed with respect to the Business. Except as set forth on Schedule 3.7, Seller is not a party to any employment agreement, written or oral, relating to employees of the Business which cannot be terminated at will by Seller.

                   3.7.2.  Except as described on Schedule 3.7, there are no collective bargaining agreements applicable to any Persons employed by Seller who render services in connection with the Business, and Seller has not bargained, and has no duty to bargain, with any labor organization with respect to any such Persons.

                  3.7.3.  There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Persons employed by Seller that render services in connection with the Business.

                  3.7.4.  With respect to any Persons employed by Seller that render services in connection with the Business, Seller is in material compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from wages or salaries, and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  3.7.5.  Neither Seller nor any Employee Benefit Plan or Multiemployer Plan (as those terms are defined in ERISA) maintained by Seller or to which Seller has or has had the obligation to contribute is in violation of the provisions of ERISA. No reportable event, within the meaning of Section 4043 of ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan or Multiemployer Plan. No prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any Employee Benefit Plan or Multiemployer Plan. Except as disclosed on Schedule 3.7, Seller has not had and does not currently have any pension, profit sharing, post-retirement or other employee benefit plan relating to employees of the Business.

           3.8.  Taxes.  Except as described on Schedule 3.8, (i) Seller has duly and timely paid all Taxes with respect to the Business and the Assets which have become due and payable by it; (ii) Seller has received no notice of, nor does Seller have any knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority with respect to the Business; (iii) there are no audits pending with respect to the Business and there are no outstanding agreements or waivers by Seller that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes with respect to the Business; (iv) Seller has duly and timely filed in true and correct form all Tax returns and Tax reports required to be filed by Seller; and (v) Seller has collected and remitted to taxing Governmental Authorities all sales tax amounts required by Legal Requirements to be collected and remitted in connection with the Business.

          3.9.  Financial Statements.  Seller has delivered to Buyer true, complete and correct copies of its internally prepared revenue and expense statements, and management reports, relating to the Business for the years ending December 31, 1999 and 2000 and for the six-month period ending June 30, 2001. Such statements and reports accurately and completely present all revenues generated by and expenses incurred in connection with the Business at the respective dates thereof. Seller has delivered to Buyer a true, complete and correct copy of the 2001 budget for the Business.

           3.10.  No Material Adverse Change.  Except as described on Schedule 3.10, there has been no material adverse change in the Assets or the financial condition or operations of the Business since July 1, 2001, and since such date, the Assets and the financial condition and operations of the Business have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force or otherwise.

          3.11.  Compliance with Legal Requirements.  The operation of the Business as currently conducted does not violate or infringe in any material respect any Legal Requirements currently in effect. Except as described on Schedule 3.11, Seller has received no notice of any violation by Seller or the Business of any Legal Requirement applicable to the operation of the Business as currently conducted, and knows of no basis for the allegation of any such violation. Seller is not in default of or in violation with respect to any Judgment.

          3.12.  Environmental Laws and Regulations.

                    3.12.1.  Seller is not the subject of any "Superfund" evaluation or investigation in connection with the Real Property and, to Seller's knowledge, is not the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Real Property.

                    3.12.2.  Except as set forth on Schedule 3.12, (i) Seller has not generated, used, transported, treated, stored, released or disposed of any Hazardous Substance from, on or to the Assets in violation of any Legal Requirement; (ii) to Seller's knowledge, there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance by any Person in connection with the operation of the Business that has created or might reasonably be expected to create any liability under any Legal Requirement; (iii) no underground storage tank is or, to Seller's knowledge, has been contained in or located at any Real Property; and (iv) any Hazardous Substance handled or dealt with in any way in connection with any of the Assets has been and is being handled or dealt with in all material respects in compliance with all applicable Legal Requirements.

                   3.12.3.  All material permits, licenses, permissions, and other authorizations relating to the Real Property or Personal Property which are required under applicable Legal Requirements with respect to pollution or protection of the environment have been obtained, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances. Seller is in compliance in all respects with all terms and conditions of such permits, licenses, permissions, and authorizations, and is in material compliance in all respects with all other limitations, restrictions, obligations, schedules, and time-tables of such Legal Requirements or of any other environmental, health, or safety Legal Requirements relating to the Real Property or Personal Property. Except as described on Schedule 3.12, Seller has not received notice of, and has no knowledge of circumstances relating to, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans, including the presence, use, generation, manufacture, disposal, release, or threatened release of any Hazardous Substances from the Real Property or Personal Property, which is likely to interfere with the operation of the Business or prevent continued compliance with any Legal Requirement, or which are reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance from or attributable to the Real Property or Personal Property.

                 3.12.4.  Seller has delivered to Buyer copies of all environmental reports and studies that Seller has received with respect to the Real Property or Personal Property, and such copies are true, complete and accurate copies of such reports and studies, and, to Seller's knowledge, there are no other material environmental reports or studies with respect to the Real Property or Personal Property.

          3.13.  Real Property.  Schedule 3.13 contains complete and accurate descriptions of all the Real Property and Seller's interest therein. Except as otherwise disclosed on Schedule 3.13, Seller holds fee simple title to the Real Property disclosed as being owned by Seller or any affiliate of Seller on Schedule 3.13 (the "Owned Real Property"), and the valid and enforceable right to use and possess such Real Property, subject only to Permitted Liens. Except as otherwise disclosed on Schedule 3.13, Seller has valid and enforceable leasehold interests in Real Property disclosed as being leased by Seller on Schedule 3.13. Except as otherwise disclosed on Schedule 3.13, to Seller's knowledge, there is no easement or other real property interest, other than the Real Property, that is required, or that has been asserted by a Governmental Authority or other Person to be required, to conduct the Business. Seller has delivered to Buyer true and complete copies of all deeds, leases, easements, rights-of-way or other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). All Real Property (including the improvements thereon) (i) is in usable condition, (ii) is available to Seller for immediate use in the conduct of the Business, and (iii) complies in all material respects with all applicable building or zoning codes and the regulations of any Governmental Authority having jurisdiction except for such noncompliance as would not have a material adverse effect on the operation of the Business at any of the Real Property.

           3.14.  Non-Infringement; Intellectual Property.  The operation of the Business as currently conducted does not infringe upon, or otherwise violate, the rights of any Person in any patent, copyright, trade name, trademark right, service mark, service name, patent right, license, trade secret or franchise, and there is not pending or, to Seller's knowledge, threatened any action with respect to any such infringement or breach. Except as disclosed on Schedule 3.14, and except for the Excluded Assets, Seller does not possess any Intellectual Property material to the operation of the Business, and Seller is not a party to any material license or royalty agreement with respect to any patent, trademark or copyright.

          3.15.  Spare Parts. Seller has, and at Closing will have, an inventory of spare parts and other materials relating to the Business of the type and nature and maintained at a level consistent with past practices in the ordinary course of the Business and otherwise in accordance with Seller's practices.

          3.16.  Books and Records.  All of the books, records, and accounts of the Business are in all material respects true and complete, are maintained in accordance with good business practices and all applicable Legal Requirements, and accurately present and reflect in all material respects all of the transactions therein described.

           3.17.  Bonds.  Except as set forth in Schedule 3.17, there are no construction, fidelity, performance or other bonds, or letters of credit, posted or required to be posted by Seller in connection with the Business or the Assets.

           3.18.  No Rights of First Refusal.  There is no right of first refusal, option or other similar right granting any Person the right or option to purchase, lease or obtain any other ownership interest in any of the Assets or Business.

           3.19.  Finders and Brokers. Seller has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transaction contemplated by this Agreement for which Buyer will in any way have any liability.

           3.20.  Accuracy of Schedules.  All Schedules to this Agreement relating to Seller's representations and warranties are accurate and complete in all material respects as of the date of this Agreement.

            3.21.  No Misrepresentations.  No representation or warranty by Seller in this Agreement, nor any statement or certificate furnished to Buyer by Seller pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading.

           3.22.  Taxpayer Identification Number. Seller's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

ARTICLE 4
BUYER'S REPRESENTATIONS AND WARRANTIES

           Buyer represents and warrants to Seller, as of the date of this Agreement and as of Closing, as follows:

           4.1.  Organization and Qualification of Buyer.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.

           4.2.  Authority.  Buyer has all requisite corporate power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of Buyer have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

           4.3.  No Conflict; Required Consents.  The execution, delivery, and performance by Buyer of this Agreement do not and will not (i) conflict with or violate any provision of the articles of incorporation or bylaws of Buyer; (ii) violate any provision of any Legal Requirements; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of third parties, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any agreement to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected; or (iv) except as set forth on Schedule 4.3, require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

           4.4.  Taxpayer Identification Number. Buyer's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

ARTICLE 5
COVENANTS

          5.1.  Certain Affirmative Covenants of Seller. Except as Buyer may otherwise consent in writing, between the date of this Agreement and Closing, Seller shall (i) preserve intact and operate the Business only in the usual, regular, and ordinary course (including maintaining equipment and inventory at historic levels consistent with past practices), (ii) continue normal marketing, advertising, and promotional expenditures with respect to the Business, (iii) maintain the Assets in good condition and repair, ordinary wear excepted, (iv) duly comply with all applicable Legal Requirements, (v) perform its obligations under all the Contracts without default, (vi) give to Buyer and its Affiliates, and its and their counsel, accountants, and other representatives, reasonable access upon reasonable advance notice during normal business hours to the Facilities, all of the Assets, and Seller's books and records relating to the Business and the Assets, (vii) furnish to Buyer, its Affiliates and such representatives all such additional documents and other information with respect to the Business or the Assets as Buyer may from time to time reasonably request, (viii) use commercially reasonable efforts to preserve the good will of existing relationships with suppliers, customers and others having business dealings with the Business, (ix) use reasonable efforts to keep available the services of its employees with respect to the Business, (x) maintain in full force and effect policies of insurance with respect to the Business in such amounts and covering such risks as are customarily maintained by manufacturers, storers/warehousers, and distributors of explosives, and (xi) take all steps necessary to convey the Assets to Buyer.

           5.2.  Certain Negative Covenants of Seller.  Except as Buyer may otherwise consent in writing or as contemplated by this Agreement, between the date of this Agreement and Closing, Seller shall not (i) modify, terminate, renew, suspend, or abrogate any Assumed Contract or License, except in the ordinary course of business, (ii) transfer, convey, or otherwise dispose of any of the Assets, except in the ordinary course of business, (iii) take any action that would result in the creation of a Lien on any of the Assets, (iv) engage in any marketing, customer-related, or collection practices that are inconsistent with the past practices of Seller, (v) solicit or participate in negotiations or knowingly permit any other person to so do with any third party with respect to the sale of the Assets or the Business or any transaction inconsistent with those contemplated hereby, or (vi) enter into any single Contract involving a commitment of more than $5,000 or any Contracts which in the aggregate involve a commitment of more than $25,000.

           5.3.  Bulk Sales.  Seller shall comply with all Legal Requirements relating to bulk sales applicable to the transactions contemplated hereby.

          5.4.  Transfer Taxes.  All sales, use, transfer, and similar Taxes, fees, and assessments arising from or payable in connection with the transfer of the Assets shall be paid by Seller.

          5.5.  Consents.  Seller shall use commercially reasonable efforts to obtain, in form and substance satisfactory to Buyer, as promptly as possible all Consents. If Buyer so requests, the form of Consent shall include a request for the consent of each Governmental Authority or other Person to a transfer to an Affiliate of Buyer. Buyer shall be afforded the opportunity by Seller to be involved in the process of obtaining Consents. Seller shall give Buyer reasonable prior notice of all meetings and hearings scheduled with any Governmental Authorities, and Buyer shall have the right to participate therein.

          5.6.  Employment Matters.  Without Buyer's prior written consent, Seller shall make no change in the compensation or other benefits payable or available or to become payable or available by Seller to any Person employed in connection with the conduct of the business or operations of the Business, except in accordance with past practices.

           5.7.  Changes in Condition.  Seller shall promptly inform Buyer in writing of any materially adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the Business after the date of this Agreement and prior to Closing.

          5.8.  Financial Information.  At Buyer's request, Seller shall promptly deliver to Buyer true and complete copies of all internal divisional financial statements (including such statements for the three-month period ended September 30, 2001) as may be reasonably requested by Buyer and any reports with respect to the operation of the Business prepared by or for Seller at any time from the date of this Agreement until Closing.

          5.9.  Employees of the Business; Severance Costs.

                  5.9.1.  Effective as of November 1, 2001, Buyer will, or Buyer will cause the Designee to, offer employment, at Buyer's or Designee's usual pay rates and benefits, to those of Seller's employees who render services in connection with the operation of the Business and who are listed in Schedule 5.9 hereto, all of whom shall be terminated by Seller immediately prior to November 1, 2001. Any of Seller's employees in the Business who do not become employees of Buyer or the Designee ("Retained Employees") shall remain employees of Seller or shall be terminated by Seller. Seller shall provide Buyer and the Designee with the opportunity to make such appropriate pre-hire investigation of Seller's employees as Buyer or the Designee deems necessary, including the right to review personnel files (except to the extent prevented from doing so by applicable Legal Requirements) and the right to interview such employees during normal working hours so long as such interviews do not interfere with Seller's operations.

                 5.9.2.  Seller shall pay, discharge and remain solely responsible for, and shall indemnify and hold harmless Buyer from and against all Losses arising with respect to, all salaries and wages, and all severance, vacation, sick pay, holiday pay, and other benefits, to which employees of Seller may be entitled as a result of their employment by Seller up to and including October 31, 2001, or the consummation of the transaction contemplated hereby, other than the current year's vacation earned, but not taken, by Seller's employees, which vacation Buyer or the Designee shall permit such employees to take subject to and following commencement of employment with Buyer. Except with respect to the current year's vacation entitlement and for cooperation in arranging transfers between Seller's 401(k) plan and Buyer's or the Designee's 401(k) plan with respect to employees hired by Buyer or the Designee, and except as provided in Section 5.9.3, neither Buyer nor the Designee will have or assume any obligation or liability under or in connection with any employee benefit plan that is sponsored or maintained by Seller or an Affiliate or to which Seller contributes. In respect of those of Seller's employees hired by Buyer or the Designee, Buyer or the Designee will immediately after such hiring enroll such hired employees in Buyer's or the Designee's standard health and benefit plans (waiving any applicable waiting periods) and recognize past service with the Seller for the purpose of determining the entitlement of such employees to paid vacation under Buyer's or the Designee's vacation plan. Seller shall satisfy any legal obligation with respect to the continuation of group heath coverage required pursuant to Section 4980B of the Code or Section 601, et seq. of ERISA. Any liability under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101, et seq. ("WARN") with regard to any employee terminated on or prior to November 1, 2001, or not hired by Buyer or the Designee on or after the Closing Date, will, as a matter of contract between the parties, be the responsibility of Seller. Buyer will, and Buyer will cause the Designee to, cooperate with Seller, if reasonably requested, in the giving of WARN notices on behalf of Seller.

                5.9.3.  On or before the Post-Closing Payment Date, Buyer shall pay Seller the sum of $95,763.23 in partial reimbursement of severance costs borne or to be borne by Seller in connection with Retained Employees who are terminated by Seller.

     5.10.  Cooperation in the Obtaining of Consents.

                5.10.1.  Buyer shall fully cooperate with Seller, do all things reasonably necessary to assist Seller, and use its commercially reasonable efforts at its expense to assist Seller in obtaining all Consents necessary for the transfer of or assignment to Buyer of the Licenses and Assumed Contracts, including the furnishing of all financial and other information reasonably required by the party whose Consent is being sought.

               5.10.2.  Subsequent to Closing, Seller shall continue to use its commercially reasonable efforts at its own expense to obtain in writing as promptly as possible any Consent required to be obtained that was not obtained on or before Closing. The obligations set forth in this subsection shall survive Closing and shall not be merged in the consummation of the transactions contemplated hereby.

                5.10.3.  From Closing until each Consent is obtained, at the reasonable request of Buyer, Seller shall, to the extent it deems reasonable in the exercise of its good faith discretion, and consistent with applicable Contracts and Legal Requirements, act as the agent for Buyer, and shall preserve the benefit of and enforce the Assumed Contract or other right to which such Consent pertains to the fullest extent permissible under the applicable Assumed Contract or other right. Upon request by Buyer, at Closing Buyer and Seller shall enter into an agency agreement in a form mutually satisfactory to each party specifying the terms of such agency.

           5.11.  Transitional Services.  Upon the written request of Buyer delivered to Seller at least two Business Days prior to Closing, Seller shall provide to Buyer, at the cost of Buyer (not to exceed the actual reasonable, direct cost to Seller of providing such services), certain accounting, management, operational, human resource and other transitional services in connection with the Business for a period following Closing to be agreed by the parties to allow for conversion of existing arrangements, as more specifically set forth in a transitional services agreement in a form to be agreed by the parties (the "Transitional Services Agreement"); provided that amounts paid by Buyer for such transitional services shall not include any amounts taken into account in calculating the Current Items Amount.

           5.12.  Title Insurance; Title Defects; Bonne Terre Title Matters.

                     5.12.1.  Buyer shall have the right to obtain commitments for title insurance and surveys with respect to all or any portion of the Real Property. The cost to obtain such title insurance and surveys shall be borne by Buyer, save and except that the cost to delete or insure over any Title Defects shall be borne by Seller. At the request of Buyer, Seller shall exercise commercially reasonable efforts to (a) remove any Title Defect, or (b) with the consent of Buyer, cause the title company issuing the title insurance to commit to insure over each such Title Defect prior to Closing. If a Title Defect cannot be removed prior to Closing or the title company does not commit to insure over such Title Defect prior to Closing, and if acceptable to Buyer in the exercise of its reasonable discretion, Buyer and Seller shall enter into a written agreement containing Seller's commitment to use commercially reasonable efforts for 180 days following Closing to remove the Title Defect following Closing on terms reasonably satisfactory to Buyer, and thereafter, if necessary, to permit Buyer to remove such Title Defect at the expense of Seller.

                     5.12.2.  Buyer acknowledges that Seller has negotiated an agreement with an adjacent landowner to the Facility located in Bonne Terre, Missouri concerning inter alia restrictions on the ability of such landowner to construct surface improvements near such Facility. Seller and Buyer acknowledge and agree that such agreement shall bind and benefit Buyer after the Closing.

           5.13.  Capital Leases.  Buyer shall assume or pay the remaining balance on the capital leases for equipment listed on Schedule 5.13 and included in the Assets. Schedule 5.13 sets out a complete listing of all such capital leases.

          5.14.  Use of Names and Logos.  For a period of 90 days after Closing, except with respect to Assets which are Trademarks, Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller to the extent incorporated in or on the Assets transferred to it at Closing, provided that Buyer shall exercise reasonable efforts to remove all such names, marks, logos, and similar proprietary rights of Seller from the Assets as soon as reasonably practicable following Closing.

          5.15.  Supplements to Schedules.  Seller shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more supplements to this Agreement. For purposes of determining the satisfaction of any of the conditions to the obligations of Buyer in Section 6.1 and the liability of Seller following Closing for breaches of its representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (i) the information contained therein on the date of this Agreement and (ii) information added to the Schedules by written supplements to this Agreement delivered to Buyer prior to Closing that (a) are accepted in writing by Buyer or (b) reflect actions permitted by this Agreement to be taken prior to Closing.

          5.16.  Notification of Certain Matters.  Seller shall promptly notify Buyer of any fact, event, circumstance, action or omission (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause any of the disclosing party's representations or warranties under this Agreement not to be true in any material respect, and with respect to clause (ii), use commercially reasonable efforts to remedy the same.

          5.17.  Commercially Reasonable Efforts.  Buyer and Seller shall each use commercially reasonable efforts to take all steps within its power, and will cooperate with the other party, to cause to be fulfilled those of the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other commercially reasonable actions as may be necessary to carry out the intent of this Agreement and to consummate the transactions contemplated hereby.

          5.18.  Environmental Assessments. Buyer may elect to cause to be performed, at Buyer's expense, such Environmental Assessments of the Real Property and improvements thereon as Buyer determines, in its sole discretion. Seller shall cooperate with all reasonable requests of Buyer and its consultants with respect to the conduct of such Environmental Assessments. For purposes of this Agreement, an "Environmental Assessment" means: (i) a Phase I report in accordance with a scope of work provided by Buyer, and (ii) if warranted by the facts discovered in the Phase I report, as determined in Buyer's sole discretion but subject to obtaining the consent of Seller, both acting reasonably, a Phase II report in order to identify the existence and extent of Hazardous Substances at the Real Property or improvements thereon. Such a Phase II report may include the physical sampling and analytical analysis necessary to determine the existence and extent of particular types of contamination. Buyer and Seller agree to maintain in strict confidence the Environmental Assessment and the information contained therein, except in connection with consummation of the transactions contemplated hereby, and except as otherwise required by any Legal Requirement, in which latter event the party proposing to make the disclosure agrees to notify the other party of such requirement, and give the other party the opportunity to review and comment in advance on the content and timing of any such disclosure the disclosing party proposes to make.

          5.19  Post-Closing Access to Personnel Records.  For a period of one year from the Closing Date, except to the extent prevented from doing so by applicable Legal Requirements, Seller shall provide Buyer from time to time, during normal business hours and upon reasonable notice from Buyer, with access to, and the right to make copies or extracts of, pertinent information from the personnel files and records of Seller relating to employees of the Business who are hired by Buyer in connection with any Litigation, payment of Taxes or any other valid business reason.

          5.20  Confidentiality and Publicity.  Unless and until Closing occurs, any non-public information that either party may obtain from the other in connection with this Agreement shall be confidential, and following Closing, each party shall keep confidential any non-public information that such party may receive from another party in connection with this Agreement unrelated to the Business or Assets as well as any non-public information in the possession of such party related to the Business and Assets (any such information that a party is required to keep confidential pursuant to this sentence shall be referred to as "Confidential Information"). Each party shall not disclose any Confidential Information to any other Person (other than its affiliates and its and their directors, officers and employees, and representatives of its advisers and lenders, in each case, whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of the other; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which, to its knowledge, rightfully has come into the possession of such party (other than from the other party), (ii) to the extent that such party may, in the reasonable judgment of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it has used commercially reasonable efforts, and has afforded the other the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed, and (iii) such party may disclose such information to the extent required to comply with any Legal Requirement or regulatory inquiry or investigation. In the event of termination of this Agreement, the obligation set forth in this Section shall continue for a period of two years after such termination.

ARTICLE 6
CONDITIONS PRECEDENT

          6.1.  Conditions to Buyer's Obligations.  The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any of which may be waived by Buyer in its sole discretion to the extent not prohibited by applicable Legal Requirements:

                  6.1.1.  Accuracy of Representations and Warranties. The representations and warranties of Seller in this Agreement or in any Transaction Document shall be true and accurate at and as of Closing with the same effect as if made at and as of Closing, except for changes permitted or contemplated by this Agreement.

                 6.1.2.  Performance Of Agreements. Seller shall have performed all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to be performed and complied with by it at or before Closing.

                 6.1.3.  Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority with legal jurisdiction in connection with any Litigation, which (i) enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, or (ii) requires separation or divestiture by Buyer of all or any significant portion of the Assets after Closing, and there shall be no Litigation pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

                6.1.4.  Consents. Buyer shall have received evidence, in form and substance satisfactory to it, that all Consents (other than the Consents of (i) The Associates with respect to a May 19, 1999 Lease Agreement with EDC concerning a forklift, (ii) Personal Attention Leasing with respect to a November 18, 2000 Lease Agreement with EDC concerning certain trailers, (iii) Hazard Petroleum Company with respect to a January 1, 1999 Lease Agreement with EDC concerning Combs, Kentucky, and (iv) Union Pacific Railroad Company with respect to Contract Nos. 80191.006 and 80637.007 dated January 1 and 9, 2001, respectively, concerning rail rates for Combs, Kentucky and Williamson, West Virginia, respectively, the receipt of each which is hereby waived by Buyer for purposes of Closing subject to Seller's covenants set forth in Sections 5.10.2 and 5.10.3) have been obtained.

                6.1.5.  Lien Releases. Buyer shall have received the results of searches of the appropriate public records (as determined and paid for by Buyer), or other evidence satisfactory to it, that there exist no Liens other than Permitted Liens affecting the Assets or reasonable assurances that any such Liens affecting the Assets will be terminated at or prior to Closing.

                6.1.6.  Non-Competition Covenant. Seller shall have delivered an executed Non-Competition Covenant in the form attached as Exhibit A to this Agreement (the "Non-Competition Covenant").

                6.1.7.  Deliveries. Seller shall have made or stand willing to and able to make all of the deliveries to Buyer set forth in Section 7.2, including the Transitional Services Agreement, if any.

               6.1.8.  Environmental Assessment. If Buyer, at its option, shall have conducted any Environmental Assessments, the results of each such Environmental Assessment, and the results of any environmental assessment, study or survey conducted by or on behalf of Seller with respect to the Assets, shall in each case be satisfactory to Buyer in its reasonable discretion.

               6.1.9  Title Defects; Title Encumbrances. There shall exist no Title Defects which the title company shall not have deleted from the title insurance commitments or, with the consent of Buyer, committed to insure over, and Seller shall have secured the termination of all material Liens on the Assets other than Permitted Liens.

               6.1.10.  No Material Adverse Change. There shall have been no material adverse change in the Assets or the financial condition or operations of the Business since the date of this Agreement.

               6.1.11.  AN Supply Agreement. EDC shall have executed and delivered an AN Supply Agreement substantially in the form attached hereto as Exhibit B (the "AN Supply Agreement").

               6.1.12.  Bonne Terre Facility. Seller shall have conveyed, or shall have caused or made arrangements to be conveyed, to Buyer, under terms and conditions reasonably acceptable to Buyer, a parcel of land located adjacent to the Bonne Terre, Missouri Facility (the "Bonne Terre Parcel") sufficient to ensure that Buyer shall own in fee after Closing all real property underlying all buildings and other surface improvements constituting Assets comprising the Bonne Terre, Missouri Facility, such real property to include a reasonable buffer zone around such buildings and other surface improvements.

          6.2.  Conditions to Seller's Obligations.  The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any of which may be waived by Seller in its sole discretion to the extent not prohibited by applicable Legal Requirements:

                  6.2.1.  Accuracy of Representations and Warranties. The representations and warranties of Buyer in this Agreement or in any Transaction Document shall be true and accurate at and as of Closing with the same effect as if made at and as of Closing, except for changes permitted or contemplated by this Agreement.

                  6.2.2.  Performance of Agreements. Buyer shall have performed all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to be performed and complied with by it at or before Closing.

                  6.2.3.  Legal Proceedings. There shall be in effect no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority with legal jurisdiction in connection with any Litigation, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, and there shall be no Litigation pending or threatened seeking, or which if successful would have the effect of, the foregoing.

                   6.2.4.  AN Supply Agreement. Buyer shall have executed and delivered the AN Supply Agreement.

                   6.2.5.  No Material Adverse Change. There shall have been no material adverse change in the financial condition or operations of Buyer since the date of this Agreement.

ARTICLE 7
CLOSING

          7.1.  Closing; Time and Place; Boonville Closing.

                  7.1.1.  The Closing of the transactions contemplated by this Agreement shall take place on the last Business Day of the month in which satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 occurs, or on such other date as Buyer and Seller may mutually agree, at the offices of Buyer, 9781 South Meridian Boulevard, Suite 400, Englewood, Colorado 80112, or by fax and mail, as Buyer and Seller may mutually agree; provided, however, that, except as provided in Section 7.1.2 with respect to the Boonville Facility, in no event shall Closing take place later than November 30, 2001 (the "Outside Closing Date").

                  7.1.2.  If on or prior to the Closing Date, the closing condition set forth in Section 6.1.8 has not been satisfied or waived by Buyer with respect to the Boonville Facility, then the parties shall proceed to Closing (subject to satisfaction of the other conditions set forth in Sections 6.1 and 6.2 hereof); provided that, with respect to the Boonville Facility, unless the parties shall have otherwise agreed in writing, Buyer shall have the right, at its option, exercisable by written notice to Seller prior to the Closing, to relocate the Boonville Facility to an alternate site, in which event Seller shall (i) convey to Buyer at Closing all Assets (other than all Real Property, which shall be retained by Seller and treated as an Excluded Asset (the "Retained Boonville Real Property")) relating to or comprising the Boonville Facility, (ii) allow Buyer to use a portion of the Retained Boonville Real Property for transition purposes, and (iii) reimburse to Buyer 50% of all reasonable out-of-pocket costs and expenses incurred or to be incurred by Buyer, including real property acquisition or leasing costs, in relocating the Boonville Facility to an alternate site; provided that Seller's reimbursement obligation under this Section 7.1.2 shall not exceed $50,000.

          7.2.  Seller's Obligations.  At Closing, Seller shall deliver or cause to be delivered to Buyer, the following:

                  7.2.1. Bill of Sale and Assignment. A fully-executed Bill of Sale and Assignment in the form of Exhibit C transferring the Assets from Seller to Buyer.

                   7.2.2.  Non-Competition Covenant. An executed Non-Competition Covenant.

                   7.2.3.  Officer's Certificate. A certificate executed by an officer of Seller, dated as of Closing, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in Sections 6.1.1 and 6.1.2 have been satisfied.

                   7.2.4.  Vehicle Titles. Title certificates, endorsed in blank, to those owned vehicles reflected on Schedule 3.3 for which Seller has title certificates in Seller's name as of Closing. To the extent Seller does not have title certificates in Seller's name to any of those owned vehicles reflected in Schedule 3.3 as of Closing, Seller shall use its commercially reasonable efforts to (i) obtain title certificates in Seller's name on any such owned vehicles that require a title certificate, and (ii) deliver such title certificates, endorsed in blank, to Buyer as soon as reasonably practical after Closing. The cost and any taxes attributable to obtaining any such title certificates in Seller's name shall be borne by Seller.

                   7.2.5.  Deeds. Executed deeds, in form and substance reasonably satisfactory to Buyer, conveying to Buyer, subject only to Permitted Liens and Liens for ad valorem Taxes not yet due and payable and the permitted exceptions reflected on the updated Title Commitments and on Schedule 3.13 hereto, each parcel of the Owned Real Property.

                   7.2.6.  Books and Records. To the extent not previously delivered, copies of all Licenses, Assumed Contracts, customer lists, engineering records, files and records used by Seller in connection with the operation of the Business.

                   7.2.7.  FIRPTA Certificate. An executed FIRPTA Non-Foreign Seller Certificate from Seller certifying that it is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to Buyer.

                   7.2.8.  Transitional Services Agreement. If timely requested by Buyer, an executed Transitional Services Agreement.

                   7.2.9.  Assumption Agreement. Seller's consent to the Assumption Agreement (as defined below).

                   7.2.10.  Other. Such other documents and instruments, including an assignment of Trademarks, as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

          7.3.  Buyer's Obligations.  At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                  7.3.1.  Purchase Price. The Purchase Price, as adjusted.

                  7.3.2. Officer's Certificate. A certificate executed on behalf of Buyer, dated as of Closing, reasonably satisfactory in form and substance to Seller, certifying that the conditions specified in Sections 6.2.1 and 6.2.2 have been satisfied.

                  7.3.3.  Assumption Agreement. An Assumption Agreement (the "Assumption Agreement"), duly executed by Buyer, in form and substance reasonably acceptable to Seller, pursuant to which Buyer shall assume the Assumed Obligations and Liabilities.

                  7.3.4.  Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

ARTICLE 8
TERMINATION AND DEFAULT

          8.1.  Termination Events.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                    8.1.1.  at any time, by the mutual written agreement of Buyer and Seller;

                    8.1.2.  by either Buyer or Seller, upon written notice to the other, at any time, if the other is in breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and such breach, default or failure is not cured within 30 days of receipt of notice that such breach, default or failure exists or has occurred;

                   8.1.3. by either Buyer or Seller upon written notice to the other, if Closing shall not have occurred on or before the Outside Closing Date for any reason other than a breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects; or

                   8.1.4.  as otherwise provided herein.

          8.2.  Effect of Termination.

                  8.2.1.  Buyer's Remedies. If both (i) this Agreement is terminated by Buyer pursuant to Section 8.1.2 or 8.1.3 and (ii) Seller is in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein (and Buyer is not in breach in any material respect of any of its representations and warranties or covenants made herein), then Buyer shall have all remedies available at law or in equity, including the right of specific performance and/or the right to seek money damages from Seller for any Losses incurred by Buyer. Seller acknowledges the unique nature of the transactions contemplated by this Agreement and the circumstances under which this Agreement has been entered into may render money damages for a breach of Seller's obligation to consummate the transactions contemplated by this Agreement an inadequate remedy, and Seller agrees that Buyer will be entitled to pursue specific performance as a remedy for such breach without the requirement of posting a bond or other security therefore.

                    8.2.2.  Seller's Remedies. If both (i) this Agreement is terminated by Seller pursuant to Sections 8.1.2 or 8.1.3, and (ii) Buyer is in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein (and Seller is not in breach in any material respect of any of its representations and warranties or covenants made herein), then Seller shall have the right to seek money damages from Buyer for any Losses incurred by Seller.

ARTICLE 9
INDEMNIFICATION

         9.1.  Indemnification by Seller.  From and after Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller shall defend, indemnify and hold harmless Buyer, its Affiliates, partners, officers, directors, employees, agents, and representatives, and any third party claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

                  9.1.1. any representations and warranties made by Seller in this Agreement or in any Transaction Document not being true and accurate when made or when required by this Agreement or such Transaction Document to be true and accurate;

                  9.1.2. any failure by Seller to perform any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document;

                  9.1.3. all actual or purported liabilities and obligations of Seller, and all claims and demands made in respect thereof, whether or not known or asserted at or prior to Closing (other than the Assumed Obligations and Liabilities);

                  9.1.4. the operation of the Business prior to the Adjustment Time, including under any environmental Legal Requirement to the extent attributable to actions occurring or conditions existing on or prior to the Adjustment Time (including matters disclosed or required to be disclosed in Schedule 3.12);

                  9.1.5.  any liabilities relating to Seller's employees asserted under any Legal Requirement or otherwise pertaining to any labor or employment matter arising out of actions occurring prior to November 1, 2001; and

                   9.1.6.  all obligations and liabilities arising out of or relating to the Excluded Assets.

If, by reason of the claim of any Person relating to any of the matters subject to such indemnification, a Lien is placed or made upon any of the properties or assets owned or used by Buyer or any other indemnitee hereunder, in addition to any indemnity obligation of Seller under this Article, if the Lien is not released within 30 days after Seller is made aware of the Lien, Seller shall furnish a bond sufficient to obtain the prompt release thereof within 10 days from receipt of notice relating thereto.

          9.2.  Indemnification by Buyer.  From and after Closing, Buyer shall defend, indemnify and hold harmless Seller, its Affiliates, shareholders, officers, directors, employees, agents, and representatives, and any third party claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

                  9.2.1. any representations and warranties made by Buyer in this Agreement or in any Transaction Document not being true and accurate when made or when required by this Agreement or such Transaction Document to be true and accurate;

                  9.2.2.  any failure by Buyer to perform any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document;

                   9.2.3. the operation of the Business after the Adjustment Time; and

                   9.2.4. the Assumed Obligations and Liabilities.

          9.3.  Claims for Indemnity; Third Party Claims.

                  9.3.1. Whenever a claim for Losses shall arise for which one party ("Indemnitee") shall be entitled to indemnification under this Article 9, Indemnitee shall notify the indemnifying party ("Indemnitor") in writing promptly after the first receipt of notice of such claim, and in any event within such period as may be necessary for Indemnitor to take appropriate action to resist such claim. Such notice shall specify all facts known to Indemnitee giving rise to such indemnification rights. The right of Indemnitee for indemnification, as set forth in the notice, shall be deemed agreed to by Indemnitor unless, within 30 days after receipt of such notice, Indemnitor shall notify Indemnitee in writing that it disputes the right of Indemnitee to indemnification. If Indemnitee shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same first by referring such matters to an executive officer of each party prior to commencing any Litigation to interpret the terms of this Agreement.

                   9.3.2. Upon receipt by Indemnitor of a notice from Indemnitee with respect to any claim of a third party against Indemnitee, and acknowledgment by Indemnitor (whether after resolution of a dispute or otherwise) of Indemnitee's right to indemnification hereunder with respect to such claim, Indemnitor shall assume the defense of such claim with counsel reasonably satisfactory to Indemnitee and Indemnitee shall cooperate to the extent reasonably requested by Indemnitor in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Indemnitor in connection therewith. If Indemnitor shall acknowledge Indemnitee's right to indemnification and elect to assume the defense of such claim, Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee. If Indemnitor has assumed the defense of any claim against Indemnitee, Indemnitor shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement requires Indemnitee to take, or prohibits Indemnitee from taking, any action or purports to obligate Indemnitee, then Indemnitor shall not settle such claim without the prior written consent of Indemnitee, such consent not to be unreasonably withheld. If Indemnitor does not assume the defense of a third party claim or disputes Indemnitee's right to indemnification, Indemnitee shall have the right to defend against such claim until Indemnitor's obligation to indemnify is established pursuant to this Section 9.3, and Indemnitor shall have the right to participate in the defense of such claim through counsel of its choice, at Indemnitor's expense, but Indemnitee shall have control over the defense and authority to resolve such claim subject to this Section 9.3.

          9.4.  Survival of Representations and Warranties; Limitations.  Unless specified otherwise in this Agreement, the representations and warranties of Seller and Buyer in this Agreement shall survive the Closing for a period of 12 months, except for (i) those contained in Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2 and 4.3, which shall survive indefinitely, and (ii) those contained in Sections 3.7, 3.8, 3.11 and 3.12, which shall survive for the applicable statute of limitations. Seller and Buyer shall have no liability under Sections 9.1.1 and 9.2.1, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by Buyer or Seller, as the case may be, within the applicable survival period. Seller shall have no liability under Section 9.1.1, and Buyer shall have no liability under Section 9.2.1, unless, and only to the extent that, the aggregate amount of Losses otherwise subject to its indemnification obligations thereunder exceeds $70,000 (the "Deductible"); provided that the Deductible shall not apply to any Losses resulting from or arising out of Seller's breach of the representations and warranties contained in Sections 3.8 and 3.19.

          9.5.  Sole Remedy. Each party acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy against the other with respect to any breach of representation, warranty, covenant, agreement or obligation will be pursuant to the indemnification provisions set forth in Section 5.9.2 and this Article 9.

ARTICLE 10
MISCELLANEOUS PROVISIONS

          10.1.  Expenses.  Except as otherwise provided in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

          10.2  Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

        10.3.  Notices.  All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, courier, certified first class mail, postage prepaid, return receipt requested, or overnight delivery service to the parties hereto at the following addresses:

To Seller:	El Dorado Chemical Company 16 South Pennsylvania Oklahoma City, Oklahoma 73107 Attention: James Wewers Facsimile: 405-236-1209

Copy to:	Northwest Financial Corporation 16 South Pennsylvania Oklahoma City, Oklahoma 73107 Attention: David Shear, Esq. Facsimile: 405-236-1209

To Buyer:	Orica USA Inc. 9781 South Meridian Boulevard Suite 400 Englewood, Colorado 80112 Attention: President Facsimile: 303-268-5251

Copy to:	Legal Department (at the address above) Attention: General Counsel Facsimile: 303-268-5252 or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective, (i) if sent by facsimile transmission, when confirmation of transmission is received, or (ii) otherwise, upon actual receipt or rejection by the intended recipient.

           10.4.  Publicity.  Seller and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Seller's employees concerning this Agreement and the transactions contemplated hereby. Except as required by applicable legal requirements, neither Seller nor Buyer shall make any such release, announcement, or statements without the prior written consent and approval of the other, and each shall keep the existence and terms of this Agreement confidential.

           10.5.  Risk of Loss.  The risk of any loss or damage to the Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the Adjustment Time. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of the Business or the replacement or restoration of the lost or damaged property within 30 days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged Assets, and Buyer, at any time within 30 days after receipt of such notice, may elect by written notice to Seller to either (i) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or (ii) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Seller shall stand fully released and discharged of any and all obligations hereunder (except for obligations intended to survive hereunder). If Buyer shall elect to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage shall be delivered by Seller to Buyer, or the rights thereto shall be assigned by Seller to Buyer if not yet paid over to Seller, and Seller shall pay to Buyer an amount equal to the difference between the amount of such insurance proceeds and the full replacement cost of the damaged or lost Assets.

          10.6.  Assignment; Binding Effect. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that, without the consent of Seller, Buyer may assign its rights to acquire certain of the Assets (the "Designated Assets"), and delegate its obligation to perform the Assumed Obligations and Liabilities relating to the Designated Assets, to a designee, including, without limitation, Nelson Brothers, LLC (the "Designee"); provided that such assignment and delegation shall not be deemed to release Buyer from its obligations hereunder, including the obligation to pay the Purchase Price. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Agreement, at or prior to the Closing Date, Buyer may deliver written notice to Seller identifying the Designated Assets to be assigned by Seller directly to the Designee identified in such notice. In the event Buyer delivers such notice, (i) Seller shall, on the

Closing Date, execute and deliver such bills of sale and general assignments, general warranty deeds and other instruments of conveyance or otherwise as shall be necessary to or appropriate to vest in Designee title to the Designated Assets and to convey to such Designee the benefit of Seller's representations, warranties, covenants and agreements herein which relate to the Designated Assets, subject to the execution and delivery by such Designee of an assumption agreement substantially similar to the Assumption Agreement by which the Designee agrees to assume and perform the Assumed Obligations and Liabilities relating to the Designated Assets; and (ii) Buyer shall cause the Designee to pay, on the Closing Date, the allocated share of the Purchase Price relating to the Designated Assets (being 50 percent of the Purchase Price) directly to Seller. From and after the Closing Date, Buyer shall have no obligations or liabilities with respect to the Designated Assets.

           10.7  Certain Taxes. Property and ad valorem Taxes levied or assessed against the Assets for periods ending on or before the Adjustment Time shall be for the account of Seller; provided that if such Taxes are payable after the Adjustment Time, Buyer shall receive a credit for the estimated amount of such Taxes in the calculation of the Current Items Amount, and Buyer shall pay such Taxes when due.

           10.8  No Benefit to Others. Except as may pertain to the Designated Assets, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and they shall not be construed as conferring any rights on any other Persons. The representations, warranties, covenants and agreements contained in this Agreement, insofar as they pertain to the Designated Assets, may be enforced by the Designee directly against Seller.

           10.9  Entire Agreement; Amendments.  This Agreement and the Exhibits and Schedules hereto, together with the Confidentiality Agreement dated August 14, 2001 between Buyer and EDC and the Confidentiality Agreement dated August 15, 2001 between Nelson Brothers, LLC and EDC, embody the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

           10.10.  Governing Law.  The validity, performance, and enforcement of this Agreement shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state.

           10.11.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument. This Agreement will become binding when one or more counterparts, individually or taken together, bear the signatures of all parties to this Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

           10.12.  Further Assurances.  From time to time after Closing, Seller shall, if requested by Buyer, make, execute and deliver to Buyer such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary or proper to transfer to Buyer all of Seller's right, title, and interest in and to the Assets. Without limiting the generality of the foregoing, Seller shall, if requested by Buyer, take such actions and execute and deliver, or cause to be executed and delivered, such deeds or other instruments of transfer as shall be necessary or proper to insure that Buyer receives fee simple title to the Bonne Terre Parcel free and clear of all Liens (except Permitted Liens and Liens for ad valorem Taxes not yet due and payable, and subject to the permitted exceptions reflected on the Updated Title Commitments and Schedule 3.13 hereto).

           10.13.  Attorneys' Fees.  The prevailing party in any action to enforce the terms of this Agreement shall be entitled to reimbursement by the other party for all costs (including reasonable attorneys' fees) incurred in connection with such proceeding, in addition to any other remedies to which it may be entitled.

            10.14.  Schedules and Exhibits; Headings. All references herein to Schedules and Exhibits are to the Schedules and Exhibits attached hereto, which shall be incorporated in and constitute a part of this Agreement by such reference. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning of this Agreement. Seller and Buyer acknowledge and agree that the Personal Property, Inventory, Contracts, Licenses and Real Property have been described and segregated on Schedules 3.4, 3.5, and 3.13 with reference to which of EDC or NWF is the owner, lessor or party to such Asset.

           10.15.  Remedies Cumulative. Except as expressly provided otherwise in this Agreement, in addition to any remedies provided in this Agreement, the parties will have all remedies provided at law or in equity. The rights and remedies provided in this Agreement or otherwise under applicable laws will be cumulative and the exercise of any particular right or remedy will not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy, except as expressly provided otherwise in this Agreement.

           10.16.  Construction. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require construction of this Agreement or provision hereof against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

           10.17.  Commercially Reasonable Efforts. For purposes of this Agreement, unless a different standard is expressly provided with respect to any particular matter, any requirement herein that a party use "commercially reasonable efforts" will not be deemed to require that party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing and processing fees, if any.

[SIGNATURE PAGE FOLLOWS}

The parties have executed this Agreement as of the date set forth above.

                                                                                     SELLER:

                                                                                     EL DORADO CHEMICAL COMPANY

                                                                                     By:
                                                                                     Name:
                                                                                     Title:

                                                                                    NORTHWEST FINANCIAL
                                                                                    CORPORATION

                                                                                     By:
                                                                                     Name:
                                                                                     Title:

                                                                                    BUYER:

                                                                                    ORICA USA INC.

                                                                                     By:
                                                                                     Name:
                                                                                     Title:

2767385_25.DOC

SCHEDULE 1.1

TRADEMARKS

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 1.1

SCHEDULE 2.2

EXCLUDED ASSETS

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 2.2

SCHEDULE 3.3

SELLER'S CONSENTS

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 3.3

SCHEDULE 3.4-A - PERSONAL PROPERTY - PAGE 1

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

SCHEDULE 3.5

LICENSES AND CONTRACTS

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 3.5

SCHEDULE 3.6

LITIGATION

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 3.6

SCHEDULE 3.7-A

COLLECTIVE BARGAINING AGREEMENTS

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

SCHEDULE 3.7-B

PENSION, PROFIT SHARING, POST-RETIREMENT OR
OTHER EMPLOYEE BENEFIT PLANS

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

SCHEDULE 3.7-C
EMPLOYEE LIST

***

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

1

SCHEDULE 3.7-D
EMPLOYEE COMPENSATION

***

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

SCHEDULE 3.8

TAXES

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 3.8

SCHEDULE 3.10

MATERIAL ADVERSE CHANGES

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 3.10

SCHEDULE 3.11

LEGAL REQUIREMENTS

NONE

Asset Purchase Agreement
Schedule 3.11

SCHEDULE 3.12

ENVIRONMENTAL LAWS AND REGULATIONS

***

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

Asset Purchase Agreement
Schedule 3.12

SCHEDULE 3.13

REAL PROPERTY

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 3.13

SCHEDULE 3.14

INTELLECTUAL PROPERTY

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 3.14

SCHEDULE 3.17

CONSTRUCTION, FIDELITY, PERFORMANCE OR OTHER BONDS

NONE

Asset Purchase Agreement
Schedule 3.17

SCHEDULE 4.3

BUYER'S CONSENTS

NONE

Asset Purchase Agreement
Schedule 4.3

SCHEDULE 5.9

***

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

Asset Purchase Agreement
Schedule 5.9

SCHEDULE 5.13

CAPITAL LEASES

THE INFORMATION CONTAINED WITHIN THIS SCHEDULE HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

Asset Purchase Agreement
Schedule 5.13

Final

EXHIBIT A

FORM OF NON-COMPETITION COVENANT

THE INFORMATION CONTAINED WITHIN THIS EXHIBIT HAS BEEN OMITTED; HOWEVER THIS SCHEDULE WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.

EXHIBIT B

AN SUPPLY AGREEMENT****

****THE INFORMATION CONTAINED WITHIN THIS EXHIBIT HAS BEEN OMITTED BECAUSE THIS DOCUMENT IS FILED AS EXHIBIT 99.2 TO THE COMPANY'S CURRENT REPORT ON FORM 8-K; HOWEVER THIS EXHIBIT WILL BE FURNISHED IN ITS ENTIRETY TO THE COMMISSION UPON REQUEST.  CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.